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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-4 (File No. 333-51633) of our report dated February 13, 1998, on our audits of the consolidated financial statements of Harborside Healthcare Corporation and subsidiaries. We also consent to the references to our firm under the caption "Experts."



                                            /s/ COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 18, 1998